News ONEOK to Participate in Wells Fargo Midstream, Utility and Renewables Symposium TULSA, Okla. – Dec. 7, 2021 – ONEOK, Inc. (NYSE: OKE) will participate in virtual meetings at the Wells Fargo Midstream, Utility and Renewables Symposium Dec. 8-9, 2021. ONEOK management will participate in a fireside chat session at 2:40 p.m. Eastern Standard Time (1:40 p.m. Central Standard Time) on Wednesday, Dec. 8. A link to the live webcast, replay and ONEOK’s latest investor materials are available at ir.oneok.com. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ### December 7, 2021 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1